UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2019

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building B, Suite 250 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 696-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	VIVE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 22, 2019, Viveve Medical, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Underwriter”), pursuant to which the Company issued and sold, in a registered public offering by the Company (the “Public Offering”), (a) 978,202 Class A Units (the “Class A Units”), with each Class A Unit consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), one warrant that expires on the first anniversary of the date of issuance (referred to as the “Series A warrants”) to purchase one share of our Common Stock and one warrant that expires on the fifth anniversary of the date of issuance (referred to as the “Series B warrants” and, collectively with the Series A warrants, the “Warrants”) to purchase one share of our Common Stock, with each Class A Unit offered to the public at an offering price of $1.55 per Class A Unit and (b) 5,473,410 Class B Units (the “Class B Units”, and collectively with the Class A Units, the “Units”), with each Class B Unit consisting of one share of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), convertible into one share of Common Stock, a Series A warrant to purchase one share of Common Stock and a Series B warrant to purchase one share of Common Stock, with each Class B Unit offered to the public at an offering price of $1.55 per Class B Unit.

In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriter a 45-day option (the “Overallotment Option”) to purchase up to (i) 967,741 additional shares of Common Stock, (ii) additional Series 1 warrants to purchase up to 967,741 additional shares of Common Stock and/or (iii) additional Series 2 warrants to purchase up to 967,741 additional shares of Common Stock solely to cover over-allotments. The Overallotment Option was exercised in full on November 26, 2019.

The Units were not certificated and the shares of Common Stock, shares of Series A Preferred Stock and Warrants comprising such Units were immediately separable and were issued separately in the Public Offering. The securities were offered by the Company pursuant to (i) the registration statement on Form S-1 (File No. 333-233639), and each amendment thereto, which was initially filed with the Securities and Exchange Commission (the “Commission”) on September 5, 2019 and declared effective by the Commission on November 22, 2019 (the “Registration Statement”).

On November 26, 2019, the Public Offering closed, inclusive of the Over-Allotment Option. The net proceeds to the Company, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, are expected to be approximately $10.1 million.

Each Warrant is exercisable at a price per share of $1.55. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the shares of Common Stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Common Stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type.  Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.  In addition, pursuant to the terms of the Underwriting Agreement and subject to certain carveouts, the Company and its executive officers and directors have entered into agreements providing that the Company and each of these persons may not, without the prior written approval of the Underwriter, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 90 days following the date of the Underwriting Agreement.

On November 25, 2019, the Company also entered into a warrant agency agreement with the Company’s transfer agent, VStock Transfer LLC, who will act as warrant agent for the Company, setting forth the terms and conditions of the Warrants sold in the Public Offering (the “Warrant Agency Agreement”).

The foregoing summaries of the Underwriting Agreement, the Warrants and the Warrant Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K (this “Current Report”), which are incorporated herein by reference. The Underwriting Agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement as of specific dates indicated therein, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

Item 2.02	Results of Operations and Financial Condition.

The information under “Item 8.01 of this Current Report regarding the Company’s pro forma stockholders’ equity as of September 30, 2019 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

Item 8.01 of this Report is incorporated herein by reference. The securities issued to CRG as described in such Item 8.01 were issued under the exemption granted by Section 4(a)(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required, the information included in Items 1.01 and 8.01 of this Current Report is hereby incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On September 16, 2019, at our Special Meeting of Stockholders, the Company’s stockholders, upon the recommendation of the Company’s Board of Directors, approved an amendment to the Company’s 2013 Stock Option and Incentive Plan (the “2013 Plan”) to increase the number of shares of Common Stock reserved for issuance thereunder to equal 18.0% of the issued and outstanding shares of Common Stock of the Company on a fully-diluted basis calculated as of the earlier of (A) the day immediately after the consummation of the Company’s next underwritten public equity offering with gross proceeds of $5 million or more or (B) December 31, 2019. As a result, upon the closing of the Public Offering, the number of shares of Common Stock reserved for issuance under our 2013 Plan were increased to 11,872,531, an amount equal to 18% of the outstanding shares of our Common Stock on a fully diluted basis.

Item 5.03	Amendments to Articles of Incorporation; Change in Fiscal Year.

In connection with the closing of the Public Offering, on November 26, 2019, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of the State of Delaware. The Series A Certificate of Designation provides for the issuance of the shares of Series A Preferred Stock. The shares of Series A Preferred Stock rank on par with the shares of the Common Stock, in each case, as to dividend rights and distributions of assets upon liquidation, dissolution or winding up of the Company.

With certain exceptions, as described in the Series A Certificate of Designation, the shares of Series A Preferred Stock have no voting rights. However, as long as any shares of Series A Preferred Stock remain outstanding, the Series A Certificate of Designation provides that the Company shall not, without the affirmative vote of holders of a majority of the then outstanding shares of Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Series A Certificate of Designation, (b) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Preferred Stock, (c) increase the number of authorized shares of Series A Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Each share of Series A Preferred Stock is convertible at any time at the holder’s option into one share of Common Stock, which conversion ratio will be subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations and other similar transactions as specified in the Series A Certificate of Designation. Notwithstanding the foregoing, the Series A Certificate of Designation further provides that the Company shall not effect any conversion of the shares of Series A Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Series A Preferred Stock (together with such holder’s affiliates and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the shares of Common Stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Common Stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

In connection with the CRG Conversion (as defined below), on November 26, 2019, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Series B Certificate of Designation”) with the Secretary of State of the State of Delaware. The Series B Certificate of Designation provides for the issuance of the shares of Series B Preferred Stock. The holders of Series B Preferred Stock are entitled to receive compounding dividends at a rate of 12.5% per annum payable quarterly at the Company’s option, in-kind in additional shares of Series B Preferred Stock or in cash. The shares of Series B Preferred Stock have no voting rights and rank senior to all other classes and series of our equity in terms of repayment and certain other rights.

The Series B Preferred Stock provides that for so long as any shares are outstanding, the consent of the holders of the Series B Preferred Stock would be required to amend the Company’s organizational documents, approve any merger, sale of assets, or other major corporate transaction, or incur additional indebtedness, among other items.

The foregoing summaries of the Series A Certificate of Designation and the Series B Certificate of Designation do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 3.1 and 3.2, respectively, to this Current Report, which are incorporated herein by reference.

Item 8.01	Other Events.

CRG Debt Conversion

In connection with the closing of the Public Offering and pursuant to the terms of the Series B Preferred Stock and Warrant Purchase Agreement with affiliates of CRG LP (“CRG”), on November 26, 2019, CRG converted (the “CRG Conversion”) approximately $29.0 million of the outstanding principal amount under its Term Loan Agreement (the “Loan Agreement”) plus accrued interest, prepayment premium and back-end fee relating thereto, for an aggregate amount of converted obligations of $31.3 million, into 31,300 shares of a newly authorized series of the Company’s non-voting convertible preferred stock (the “Series B Preferred Stock”). The shares of Series B Preferred Stock will be convertible into the Company’s Common Stock at a price per share equal to $1.53, the price of the Common Stock included in the Class A Units offered in the Public Offering (the “Series B Conversion Price”).

In connection with the CRG Conversion, CRG also received warrants exercisable for 9,893,776 shares of Common Stock, an amount equal to 15% of our Common Stock on a fully diluted basis after taking the Public Offering into account (the “CRG Warrants”). The CRG Warrants have a term of five years and a strike price equal to 120% of the Series B Conversion Price.

The holders of the Series B Preferred Stock and the CRG Warrants will have customary resale and piggyback registration rights with respect to Common Stock issuable upon conversion of the Series B Preferred Stock or the exercise of the CRG Warrants (the “Conversion Shares”).

In addition, the issuance of Conversion Shares are subject to stockholder approval of additional authorized Common Stock of the Company and further stockholder approval if and to the extent the exercise will exceed 19.99% of our pre-transaction outstanding Common Stock. The Series B Preferred Stock, CRG Warrants and any of our Common Stock issued upon conversion of the Series B Preferred Stock or the exercise of the CRG Warrants are also subject to a lockup period of one year following the date of the Underwriting Agreement. CRG has also agreed, in an agreement with the Underwriter to similar lock-up restrictions on the resale or transfer of such securities for one year following the date of the Underwriting Agreement. The Underwriter may, in its sole discretion and without notice, waive the terms of this lock-up agreement.

In connection with the CRG Conversion, the Company also entered into Amendment No. 3 to the Loan Agreement, pursuant to which, upon the closing of the CRG Conversion, the Company will no longer be obligated to meet certain minimum revenue thresholds in order to comply with the terms of the Loan Agreement, the cash payments for interest due on the remaining amount of indebtedness under the Loan Agreement will be deferred, and the Company will instead pay the 12.5% interest in the form of payment in kind (“PIK”) loans.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions and agreements contained in the Series B Preferred Stock and Warrant Purchase Agreement, as amended, the Amendment No. 3 to Loan Agreement, the Series B Certificate of Designation, the CRG Warrants, and the Registration Rights Agreement, and is subject to and qualified in its entirety by reference to the complete text or form of such certificates, documents and agreements, which are referenced as exhibits hereto.

Compliance with Nasdaq Listing Criteria

 As previously disclosed, on November 19, 2019, the Company received formal notice from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”), which indicated that, unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”), the Company’s securities were subject to delisting due to the Company’s non-compliance with the $35 million market value of listed securities (“MVLS”) requirement (and the alternative requirements of $2.5 million in stockholders’ equity and $500,000 in net income) set forth in Nasdaq Listing Rule 5550(b) (the “Rule”). On November 26, 2019, the Company timely requested a hearing before the Panel and, as a result, any further suspension or delisting action by Nasdaq has been stayed pending the ultimate conclusion of the hearing process and the expiration of any extension that may be granted to the Company by the Panel.

On November 26, 2019, the Company completed the Public Offering and the CRG Conversion. The net proceeds from the Public Offering, after deducting fees and offering expenses, were approximately $10.1 million. Although the proceeds of the Public Offering are meant to support the continued commercialization of our products and to obtain additional regulatory clearances, the Company pursued the Public Offering and the CRG Conversion to strengthen its balance sheet as well. As a result of the Public Offering and the CRG Conversion, the Company had $24.29 million in stockholders’ equity on a pro forma basis as of September 30, 2019 and as of the date of this filing believes it satisfies the stockholders’ equity requirement set forth in the Rule and all other criteria for continued listing on The Nasdaq Capital Market.

At the Panel hearing (should such hearing be deemed necessary notwithstanding the Company’s belief that is satisfies all applicable continued listing criteria), the Company intends to present evidence of its compliance and its ability to sustain compliance with the continued listing criteria over the longer term.

Outstanding Shares

Based on information from the Company’s transfer agent, following the completion of the Public Offering and conversion of some of the Series A Preferred Stock issued in the Public Offering, as of 5:00 p.m. New York City time on November 26, 2019, the Company had outstanding 4,023,472 shares of Common Stock, 4,873,410 shares of Series A Preferred Stock (convertible into 4,873,410 shares of Common Stock) and 31,000 shares of Series B Preferred Stock (convertible into 20,457,516 shares of Common Stock).

Press Release

On November 26, 2019, the Company issued a press release announcing the closing of the Public Offering inclusive of the Overallotment Option, a copy of which is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference. Information contained on or accessible through any website reference in the press releases is not part of, or incorporated by reference in, this Current Report, and the inclusion of such website addresses in this Current Report by incorporation by reference of the press releases is as inactive textual references only.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1

Form of Underwriting Agreement by and between the Registrant and Ladenburg Thalmann & Co. Inc., as representative of the several underwriters named in Schedule I thereto (incorporated by reference to Exhibit 1.1 of Amendment No. 3 to Registration Statement on Form S-1, File No. 333-233639, filed on November 21, 2019).

3.1

Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (incorporated by reference to Exhibit 3.6 of Amendment No. 4 to Registration Statement on Form S-1, File No. 333-233639, filed on November 21, 2019).

3.2

Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock (incorporated by reference to Exhibit 3.7 of Amendment No. 3 to Registration Statement on Form S-1, File No. 333-233639, filed on November 21, 2019).

4.1	Form of Warrant for the Public Offering (incorporated by reference to Exhibit 4.14 of Amendment No. 4 to Registration Statement on Form S-1, File No. 333-233639, filed on November 21, 2019).

4.2

Form of Warrant Agent Agreement by and between the Registrant and VStock Transfer LLC (incorporated by reference to Exhibit 4.15 of Amendment No. 3 to Registration Statement on Form S-1, File No. 333-233639, filed on November 21, 2019).

4.3	Form of Warrant for the CRG Conversion (incorporated by reference to Exhibit 4.16 of Amendment No. 3 to Registration Statement on Form S-1, File No. 333-233639, filed on November 21, 2019).

10.1

Amendment No. 3 to the Loan Agreement, dated as of November 12, 2019, by and between the Registrant and CRG (incorporated by reference to Exhibit 10.60 of Amendment No. 2 to Registration Statement on Form S-1, File No. 333-233639, filed on November 13, 2019).

10.2

Series B Preferred Stock and Warrant Purchase Agreement, dated as of November 12, 2019, by and between the Registrant and CRG (incorporated by reference to Exhibit 10.61 of Amendment No. 2 to Registration Statement on Form S-1, File No. 333-233639, filed on November 13, 2019).

10.3

Form of Registration Rights Agreement by and between the Registrant and CRG (incorporated by reference to Exhibit 10.59 of Amendment No. 2 to Registration Statement on Form S-1, File No. 333-233639, filed on November 13, 2019).

10.4

Lock-Up Agreement between CRG and Ladenburg Thalmann & Co. Inc., dated as of November 12, 2019 (incorporated by reference to Exhibit 10.62 of Amendment No. 2 to Registration Statement on Form S-1, File No. 333-233639, filed on November 13, 2019).

10.5

Amendment No. 1 to the Series B Preferred Stock and Warrant Purchase Agreement, dated as of November 20, 2019, by and between the Registrant and CRG (incorporated by reference to Exhibit 10.63 of Amendment No. 3 to Registration Statement on Form S-1, File No. 333-233639, filed on November 21, 2019).

99.1	Company Press Release dated November 26, 2019.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVEVE MEDICAL, LTD.

Date: November 27, 2019	By:	/s/ Scott Durbin
Scott Durbin
Chief Executive Officer